Exhibit 10.1
FIRST MODIFICATION AGREEMENT
(Long Form)
This FIRST MODIFICATION AGREEMENT (Long Form) (this "Agreement") is dated as of March 8, 2023, by and among (i) KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company ("Borrower"), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, "Agent"), and (iii) each lender party hereto (individually, a "Lender" and collectively with any lender that becomes a party to the Loan Agreement (defined below) in the future, the "Lenders").
RECITALS
A.Borrower, Agent and Lenders are parties to that certain Revolving and Term Loan Agreement dated as of November 2, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the "Loan Agreement"). Pursuant to the Loan Agreement, Lenders made a loan to the Borrower in the maximum principal amount of up to Three Hundred Seventy-Five Million and No/100 Dollars ($375,000,000.00) (the "Loan"), consisting of a Revolving Portion and a Non-Revolving Portion (as such terms are defined in the Loan Agreement).
B.The following documents, each of which is dated as of November 2, 2020 (unless otherwise specified), were executed in connection with the Loan, among others:
(i)Promissory Note dated as of March 1, 2021 in the original principal amount of $50,000,000.00, made by Borrower in favor of National Bank of Kuwait S.A.K.P. Grand Cayman Branch (the "NBK Note").
(ii)Amended and Restated Promissory Note dated as of March 1, 2021 in the original principal amount of $115,000,000.00, made by Borrower in favor of U.S. Bank National Association, a national banking association (the "US Bank Note").
(iii)Promissory Note in the original principal amount of $85,000,000.00, made by Borrower in favor of Deutsche Pfandbriefbank AG (the "Deutsche Note").
(iv)Promissory Note in the original principal amount of $125,000,000.00, made by Borrower in favor of Bank of America, N.A. (the "BofA Note" and collectively with the NBK Note, US Bank Note and Deutsche Note, the "Notes").
(v)Construction Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing recorded as Document No. 2031641044 in the Official Records of Cook County, Illinois (the "Official Records") on November 11, 2020 (the "Mortgage");
C.In connection with the Loan, Borrower executed in favor of Agent and the Lenders that certain Environmental Indemnification Agreement dated as of November 2, 2020 (the "Environmental Indemnity").
D.In connection with the Loan, KBS REIT Properties III, LLC, a Delaware limited liability company ("Guarantor"), executed in favor of Agent: (i) that certain Payment Guaranty Agreement dated as of November 2, 2020 (the "Payment Guaranty") and (ii) that certain Recourse Carve-Out Guaranty Agreement dated as of November 2, 2020 (the "Recourse Carve-Out Guaranty" and collectively with the Payment Guaranty, the "Guaranty").

E.As of the date of this Agreement, the Aggregate Commitment is $375,000,000.00, the Revolving Portion is $93,750,000.00 (of which $0 of principal is outstanding), and the Non-Revolving Portion is $281,250,000.00 (of which $281,250,000.00 of principal is outstanding).
F.Borrower, Agent and Lenders have agreed to, among other things, update the interest rate benchmark provisions applicable to the Loan, subject to the terms and conditions of this Agreement.
G.As used herein, the term "Loan Documents" shall mean the Loan Agreement, the Notes, the Guaranty, the Mortgage, the Environmental Indemnity and the other "Loan Documents" as such term is defined in the Loan Agreement. This Agreement (including the Consent and Reaffirmation of Guarantor attached hereto) and the Short Form Agreement (as defined below) also shall constitute Loan Documents. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth below and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Recitals; Representations; Reaffirmation of Loan. The foregoing recitals are true and correct and are incorporated herein by this reference. As of the Effective Date (as defined in Section 7 below), Borrower hereby represents and warrants to Agent and the Lenders that, no Event of Default has occurred and is continuing and to Borrower's knowledge, no condition has occurred and is continuing that, with notice or the passage of time or both, would constitute an Event of Default. Borrower hereby reaffirms all of its obligations under the Loan Documents and relating to any Lender-Provided Swap Transactions, and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Loan Agreement, the Notes or under any Lender-Provided Swap Transactions. Without limiting the foregoing, Borrower reaffirms Agent's right, following the occurrence and during the continuance of any Event of Default, to apply any and all payments made by Borrower or otherwise received by Agent or the Lenders with respect to the Loan and any Lender-Provided Swap Transaction, including without limitation all proceeds received from the sale or liquidation of any collateral, to the obligations owing by Borrower under the Loan Documents and Lender-Provided Swap Transactions in such order and manner deemed appropriate by Agent in Agent's sole discretion, and Borrower acknowledges that it shall have no right to direct Agent as to such application or designate the portion of the obligation to be satisfied.
2.Amendments to the Loan Documents. In addition to any other amendments provided for herein, the Loan Documents are hereby modified as follows (which modifications shall be effective as of the Effective Date (defined below) unless otherwise noted):
(a)Deleted Defined Terms. Effective as of March 1, 2023 (the "Interest Rate Effective Date"), the following definitions are hereby deleted from Section 1.1 of the Loan Agreement and all references in the Loan Documents thereto are hereby deleted in their entirety and are of no further force or effect: "LIBOR", "LIBOR Based Rate", and "LIBOR Rate".
For purposes of clarification, until the Interest Rate Effective Date, interest shall continue to accrue at the rate(s) set forth in the Loan Agreement without taking into account the terms of this Agreement.

(b)New and Amended Defined Terms. The following terms are hereby added, or amend and restate existing definitions, as applicable, in Section 1.1 of the Loan Agreement (provided any terms affecting the interest rate shall be effective as of the Interest Rate Effective Date):
"Anti-Corruption Laws": Means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption laws and regulations of any jurisdiction applicable to Borrower, Guarantor or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.
"Applicable Margin": Means, with respect to Advances at the Term SOFR Based Rate or the Base Rate, if applicable, 235 basis points.
"Benchmark": Means, initially, Term SOFR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.5(b), then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 2.5(b).
"Benchmark Replacement": Means the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Benchmark Replacement Date:
(1)Daily Simple SOFR; or
(2)the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and Borrower as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
"Benchmark Replacement Adjustment": Means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement pursuant to clause (2) thereof for any setting of such Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.
"Benchmark Replacement Conforming Changes": Means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Advance," the definition of "Alternate Base Rate," the definition of "Business Day," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
"Benchmark Replacement Date": Means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); and
(2)in the case of clause (3) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such nonrepresentativeness will be determined by reference to the most recent statement or publication referenced in such clause (3).
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
"Benchmark Transition Event": Means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(3)a public statement or publication of information by any of the entities referenced in clause (2) above announcing that such Benchmark (or such component thereof) is no longer, or as of a specified future date will no longer be, representative.
"Benchmark Unavailability Period": Means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 2.5(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 2.5(b).
"Business Day": Means a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.
"Daily Simple SOFR": Means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for syndicated business loans; provided, that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.
"Erroneous Payment": Has the meaning set forth in Section 9.26(a).
"Federal Reserve Bank of New York's Website": Means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
"Floor": Means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate.
"Loan Rate": Means, as of any date, the Term SOFR Based Rate or, if applicable pursuant to Section 2.5, the Base Rate. Notwithstanding anything else to the contrary contained in the Loan Documents, in no event (including during any extension periods) shall the Loan Rate be less than (x) with respect to any portion of the Loan that is subject to a Lender Provided Swap, two and one-quarter percent (2.25%) and (y) in the case of any loan that is not subject to a Lender-Provided Swap, two and threequarters percent (2.75%), including, without limitation, any interest rate derived from SOFR and following any Benchmark Transition Event.
"Payment Recipient": Has the meaning given such term in Section 9.26(a).
"Prime Rate": Means a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.
"Reference Time": With respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, 10:00 a.m. (Central time) on the day that is two Business Days before the date of such setting, and (2) if such Benchmark is not Term SOFR, the time determined by Administrative Agent in its reasonable discretion.
"Relevant Governmental Body": Means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
"SOFR": Means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator's Website.
"SOFR Administrator": Means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
"SOFR Administrator's Website": Means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
"Term SOFR": Means the rate per annum determined by Administrative Agent as the one-month forward-looking term rate based on SOFR.
"Term SOFR Administrator's Website": Means the website or any successor source for Term SOFR identified by CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).
"Term SOFR Based Rate": Means a rate of interest per annum equal to the sum of (a) the Term SOFR Rate in effect on such day plus (b) the Applicable Margin.
"Term SOFR Rate": Means the greater of (a) (x) in the case of any Loan or portion thereof that has been identified by Borrower to Administrative Agent in writing as being subject to a Lender-Provided Swap for the purpose of hedging and protecting against interest rate fluctuation risks with respect to such Loan or a portion thereof, zero percent (0%), and (y) in the case of any Loan or portion thereof not being subject to a Lender-Provided Swap at any time during the Loan term (including during any extension periods), one half of one percent (0.50%) and (b) the one-month forward-looking term rate based on SOFR quoted by Administrative Agent from the Term SOFR Administrator's Website, which shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the Rate Adjustment Date, adjusted for any subsequent costs arising from a change in government regulation; provided that if the Term SOFR rate is not published on such New York Banking Day due to a holiday or other circumstance that Administrative Agent deems in its sole discretion to be temporary, the applicable Term SOFR rate shall be the Term SOFR rate last published prior to such New York Banking Day. If the initial advance on any facility to which the Term SOFR Rate applies occurs other than on the Rate Adjustment Date, the initial one-month Term SOFR rate shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the later of (a) the immediately preceding Rate Adjustment Date and (b) the closing date for such facility. If Term SOFR is replacing a different rate index for an existing facility, and if such replacement becomes effective on a date other than the Rate Adjustment Date, the initial onemonth Term SOFR rate hereunder shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the effective date of such replacement.
"Unadjusted Benchmark Replacement": Means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
(c)Term SOFR Notification. Section 1.8 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Section 1.8 Term SOFR Notification. The Loan Rate is determined by reference to the Term SOFR Based Rate, which is derived from Term SOFR. Section 2.5(b) provides a mechanism for (a) determining an alternative rate of interest if Term SOFR is no longer available or in the other circumstances set forth in Section 2.5(b) and (b) modifying this Agreement to give effect to such alternative rate of interest. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Term SOFR or other rates in the definition of Term SOFR Based Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including whether any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.5(b), will have the same value as, or be economically equivalent to, the Term SOFR Based Rate. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, Term SOFR, the Term SOFR Based Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Based Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service."
(d)Interest. Section 2.2(a) of the Loan Agreement is hereby restated in its entirety for reference purposes only and remains unmodified and in full force and effect:
"(a)    Borrower will pay interest on the outstanding principal balance of each Advance computed at the Loan Rate. Interest at the Loan Rate will accrue on each and every Advance from and including the date it is made by the Lenders and to but excluding the date such Advance is repaid in the manner specified herein. Interest on each Advance computed at the Loan Rate will be payable, as accrued, on the first day of each calendar month, commencing on the first day of the next calendar month following the calendar month in which the initial Advance is made hereunder or (as applicable) on the date of any prepayment of any Advance (whether or not as a result of acceleration) on the amount prepaid, and all unpaid, accrued interest must be paid in full at the time all Advances are required to be paid in full. Interest on all Advances and fees will be calculated for actual days elapsed on the basis of a 360-day year, except that interest computed by reference to the Alternate Base Rate will be calculated for actual days elapsed on the basis of a 365/366-day year."
(e)Adequacy of Interest Rate; Benchmark Replacement. Section 2.5 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"Section 2.5    Adequacy of Interest Rate; Benchmark Replacement.
(a)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but subject to Section 2.5(b), if Administrative Agent in good faith determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify Administrative Agent that the Required Lenders have determined, that:

(i)for any reason that the Term SOFR Rate does not adequately and fairly reflect the cost to such Lenders of funding Loans, or
(ii)the Term SOFR Rate is not ascertainable or available (including, without limitation, because the applicable screen (or on any successor or substitute page on such screen) is unavailable) and such inability to ascertain or unavailability is not expected to be permanent, or does not adequately and fairly reflect the cost of making or maintaining Advances, then Administrative Agent shall suspend the availability of Advances at a Loan Rate based on the Term SOFR Based Rate and require any affected Advances to be repaid or to bear interest at a Loan Rate based on the Base Rate.
(b)Benchmark Transition.
(i)Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement governing any Swap shall be deemed not to be a "Loan Document" for purposes of this Section 2.5(b)), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided by Administrative Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.5(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.5(b).
(iv)Benchmark Unavailability Period. Upon notice to Borrower by Administrative Agent given in accordance with Section 10.7 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 2.5(b), Borrower may revoke any request for an Advance. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate."
(f)Increased Costs. Section 2.6(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"(a)    Increased Costs. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, within five (5) Business Days following written request of such Lender or other Recipient, Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. The parties acknowledge and agree that the provisions of this Section 2.6(a) shall not apply to any Participants unless and until any such Participant becomes a Lender hereunder."

(g)Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity. Section 2.11(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"(b) To the extent reasonably possible, each Lender will designate an alternate Lending Installation with respect to its Advances to reduce any liability of Borrower to such Lender under Sections 2.6 and 2.10, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender will deliver a written statement of such Lender to Borrower (with a copy to Administrative Agent) as to the amount due, if any, under Section 2.6 or 2.10. Such written statement must set forth in reasonable detail the calculations upon which such Lender determined such amount and will be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with an Advance will be calculated as though each Lender funded its Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Term SOFR Based Rate applicable to such Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender will be payable within ten (10) Business Days after receipt by Borrower of such written statement. The obligations of Borrower under 2.6 and 2.10 will survive payment of the Obligations and termination of this Agreement."
(h)Anti-Corruption Laws; Sanctions. Subclause (b) of Section 5.22 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"…(b) located, organized or resident in a country or territory that is the subject of Sanctions (currently Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People's Republic, and the so-called Luhansk People's Republic)."
(i)Compliance with Laws; Anti-Money Laundering Laws. The following sentence is hereby added to the end of Section 6.27(a) of the Loan Agreement:
"Borrower will not knowingly use or knowingly allow any tenants or subtenants to use, or knowingly permit any Subsidiary to use or allow any tenants or subtenants to use, the Project for any business activity that violates any federal or state law or that supports a business that violates any federal or state law."
(j)Erroneous Payments. A new Section 9.26 is hereby added to the Loan Agreement as follows:
"Section 9.26    Erroneous Payments.
(a)If the Administrative Agent notifies a Lender or other holder of any Obligations (each, a "Lender Party"), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a "Payment Recipient"), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 9.26(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an

"Erroneous Payment") and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting Section 9.26(a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):
(i)(A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)such Payment Recipient shall promptly (and, in all events, within two (2) Business Days of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.26(b).
(c)Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party from any source, against any amount due to the Administrative Agent under Section 9.26(a) or under the indemnification provisions of this Agreement.
(d)An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Administrative Agent from a Loan Party for the purpose of making such Erroneous Payment.

(e)To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on "discharge for value" or any similar doctrine, with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment.
(f)Each party's agreements under this Section 9.26 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations."
3.Notice Address. Pursuant to Section 10.7 of the Loan Agreement, the parties acknowledge and agree that all notices shall be sent to Borrower in accordance with the Loan Documents to the following address:
Address:
KBSIII 500 WEST MADISON, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Todd Smith
With a copy to:
KBSIII 500 WEST MADISON, LLC
c/o KBS Capital Advisors LLC
3003 Washington Blvd., Suite 950
Arlington, Virginia 22201
Attention: Luke Hamagiwa
4.Security Documents. The Mortgage and all other Loan Documents which secure Borrower' indebtedness and obligations under the Loan shall secure, in addition to all other indebtedness and obligations secured thereby, the payment and performance of all other present and future indebtedness and obligations of Borrower under (A) this Agreement, (B) the Notes and all other Loan Documents, as amended by this Agreement, (C) all present and future Lender-Provided Swap Transactions, and (D) any and all amendments, modifications, renewals and/or extensions of this Agreement or the Notes, regardless of whether any such amendment, modification, renewal or extension is evidenced by a new or additional instrument, document or agreement. All references in the Mortgage and all other references in the Loan Documents to the "Loan" shall mean the Loan, as amended by this Agreement and the Short Form Agreement.
5.Definitions. Except as provided in this Agreement, all references in the Loan Agreement, in the Mortgage and in each of the other Loan Documents: (i) to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement, (ii) to the Mortgage shall mean the Mortgage as amended hereby and by the Short Form Agreement, (iii) to the Loan Documents shall mean the Loan Documents as such term is defined in this Agreement, and (iv) to any particular Loan Document shall mean such Loan Document as modified by this Agreement, and all prior amendments, or any document executed pursuant thereto or hereto.

6.No Other Modifications. Except as expressly set forth above, the Loan Documents shall be and remain unmodified and in full force and effect.
7.Conditions Precedent. This Agreement shall not be effective, and neither Agent nor Lenders shall have any obligations hereunder, unless all of the following conditions are satisfied in a manner acceptable to Agent in Agent's sole judgment. The following conditions shall be deemed satisfied on the date (the "Effective Date") that Agent causes the Short Form Agreement (as defined below) and any other documents which Agent or Lenders may require or request in accordance with this Agreement or the other Loan Documents to be recorded in the Official Records (provided that, if for any reason any of the following conditions are not satisfied, or waived in writing by Agent, on or before the Effective Date, they shall continue as covenants of each party hereto to Agent and the Lenders to the extent reserved in writing by Agent prior to the Effective Date):
(a)Modification Documents. Agent shall have received and approved the executed originals of (i) this Agreement, including the Consent and Reaffirmation of Guarantor attached hereto, and (ii) that certain First Modification Agreement (Short Form) dated as of even date herewith by and among Borrower, Agent and the Lenders (the "Short Form Agreement", and collectively with this Agreement and the Consent and Reaffirmation of Guarantor attached hereto, the "Modification Documents").
(b)Recordation. The Short Form Agreement shall have been recorded in the Official Records in accordance with Agent's instructions to the Title Company.
(c)Status of Title. Borrower shall cause Title Company to issue at Borrower's expense such endorsements (including, without limitation, a CLTA 110.5 Modification Endorsement or its local equivalent) to the Title Policy as Agent shall require insuring that fee title to the Property is vested in the Borrower and insuring the continuing validity and first-position lien priority of the Mortgage, in light of this Agreement.
(d)Formation Documents. Borrower shall have delivered to Agent all documents evidencing the formation, organization, good standing and valid existence of Borrower and Guarantor (to the extent such documents have been amended or modified since the original Closing Date).
(e)Payment of Agent's Expenses. Borrower shall have paid all costs and expenses incurred by Agent in connection with this Agreement, including attorneys' fees and costs, title insurance premiums, recording charges and the costs of any lien searches undertaken by Agent in connection with this Agreement.
(f)Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.
8.Affirmation of Obligations Under Loan Documents; Swap Contracts. Borrower acknowledges, confirms, stipulates, agrees, represents and warrants that it has no defense, claim, credit, offset or counterclaim to any of its obligations under any of the Loan Documents. Borrower further acknowledges the validity and enforceability of the Mortgage as a first-priority lien on the Property, all improvements located thereon and all of the "Property" described in the Mortgage. Unless otherwise agreed to in writing by Lenders, the parties hereby agree that any Lender-Provided Swap Transactions (to the extent entered into by Borrower and secured by the Property, and expressly excluding any Lender- Provided Swap Transactions that are both (i) entered into by an affiliate of Borrower where such affiliate is not a Borrower under the Loan, and (ii) not secured by the Property) entered into with respect to the

Loan shall include all Lenders under the Loan Agreement and shall be entered into on a pari-passu basis in accordance with each Lender's Commitment Percentage.
9.Limitation on Liability. Section 10.28 of the Loan Agreement (Limited Recourse Provision) is by this reference hereby incorporated herein in its entirety.
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10.Miscellaneous.
(a)Entire Agreement. The Loan Documents, including this Agreement (i) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (ii) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail. By executing this Agreement and initialing below, Borrower expressly represents and warrants that it did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Agreement or any of the other Loan Documents in reaching its decision to enter into this Agreement or any of the other Loan Documents and that no promises or other representations have been made to Borrower which conflict with the written terms of the Loan Documents. Borrower represents to Agent and Lenders that (w) it has read and understands the terms and conditions contained in this Agreement and the other Loan Documents executed in connection with this Agreement, (x) its legal counsel has carefully reviewed all of the Loan Documents and it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and all other Loan Documents, (y) it is satisfied with its legal counsel and the advice received from it, and (z) it has relied only on its review of the Loan Documents and its own legal counsel’s advice and representations (and it has not relied on any advice or representations from Agent, any Lender or Agent’s or any Lender’s officers, employees, agents or attorneys). The Loan Documents may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto.
/s CJS
Borrower’s Initials
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Initial Page

(b)Definition of Loan Documents. Each of the Loan Documents is hereby modified to the extent necessary so that the term "Loan Documents," as such term may be used therein, shall be deemed to include this Agreement and all other Modification Documents.
(c)Further Assurances. Borrower shall, upon the request of Agent or the Lenders, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such further documents, instruments or agreements, and perform such other acts, as may be necessary, desirable or proper for carrying out the intention or facilitating the performance of the terms of this Agreement, or for assuring the validity of, perfecting or preserving the lien of the Mortgage or any other Loan Documents.
(d)No Third Parties Benefitted. This Agreement is entered into for the sole benefit of the parties hereto and no third party beneficiary rights shall be created hereby.
(e)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.
(f)Assignment. This Agreement shall not be assignable by any Borrower and any purported assignment shall be void. This Agreement is assignable by Agent and any Lender in accordance with the terms of the Loan Agreement.
(g)Construction of this Agreement. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Time is of the essence of each term of the Loan Documents, including this Agreement. As used herein, the term "including" means "including, but not limited to," and the term "include(s)" means "include(s), without limitation." This Agreement has been drafted by all the parties hereto collectively. Therefore, each party to this Agreement agrees that any statute or rule of construction providing that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.
(h)Survival of Representations, Warranties and Covenants. Each and all provisions of this Agreement shall survive and remain in full force and effect until all obligations of Borrower under the Loan Documents are paid and performed in full. All releases herein shall survive repayment and performance of such obligations and/or any foreclosure under or reconveyance of the Mortgage.
(i)Governing Law; Waiver of Jury Trial. This Agreement, the rights of the parties hereunder and the interpretation hereof shall be governed by, and construed in accordance with, the laws of the State of Illinois in all respects. To the maximum extent permitted by applicable law, Borrower hereby waives any right to a trial by jury in any action relating to the Loan and/or the Loan Documents.
(j)Severability. In the event of any invalidity or unenforceability of any provision of this Agreement, the remainder of this Agreement shall remain in full force and effect.
(k)Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including the right to contribution, which Agent and/or Lenders may have against any party hereto under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. 9601 et seq.), as it may be amended from time to time, any successor statute thereto or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(l)Reliance. Neither Agent nor Lenders would have consented to the transactions specified herein without Borrower entering into this Agreement. Accordingly, each of such parties intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, Agent and Lenders have consented to the transactions contemplated herein and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not take place but for such reliance.
11.Same Indebtedness; Priority of Liens Not Affected. This Agreement and the execution of other documents contemplated hereby do not constitute the extinguishment of any debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which Borrower acknowledges to be valid and existing liens on and security interests in the Property. Borrower agrees that the liens and security interests created by the Mortgage continue to be in full force and effect, unaffected and unimpaired by this Agreement or by the transactions contemplated herein and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged.
12.Counterparts. This Agreement may be executed by the parties hereto in one or more separate counterparts, and counterpart original signature pages may be assembled into one original document.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
BORROWER:
KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company
By:    KBSIII REIT ACQUISITION XI, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer
[Signature Page to First Modification (Long Form)]

AGENT:
U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
as Agent
By:    /s/ Christopher R. Coburn
Name:    Christopher R. Coburn
Title:    Senior Vice President
LENDERS:
U.S. BANK NATIONAL ASSOCIATION,
a national banking association
By:    /s/ Christopher R. Coburn
Name:    Christopher R. Coburn
Title:    Senior Vice President
[signatures continue on following page]
[Signature Page to First Modification (Long Form)]

DEUTSCHE PFANDBRIEFBANK AG,
By:    /s/ Karsten Imhoff
Name:    Karsten Imhoff
Title:    Director
By:    /s/ Jonathan Paris
Name:    Jonathan Paris
Title:    CRM USA
[signatures continue on following page]
[Signature Page to First Modification (Long Form)]

BANK OF AMERICA, N.A.
By:    /s/ Paul S. Kim
Name:    Paul S. Kim
Title:    Senior Vice President
[signatures continue on following page]
[Signature Page to First Modification (Long Form)]

NATIONAL BANK OF KUWAIT S.A.K.P.
GRAND CAYMANS BRANCH
By:    /s/ Michael Carter
Name:    Michael Carter
Title:    VP Corporate Banking
By:    /s/ Arlette Kittaneh
Name:    Arlette Kittaneh
Title:    Executive Manager
[Signature Page to First Modification (Long Form)]

CONSENT AND REAFFIRMATION OF GUARANTOR
This Consent and Reaffirmation of Guarantor (this "Consent") is attached to that certain First Modification Agreement (Long Form) (the "Modification Agreement") dated as of March 8, 2023 by and among (i) KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company ("Borrower"), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, "Agent"), and (iii) each lender party hereto (individually, a "Lender" and collectively with any lender that becomes a party to the Loan Agreement (as defined in the Modification Agreement) in the future, the "Lenders"). All capitalized terms used but not defined in this Consent shall have the meanings given to such terms in the Modification Agreement. KBS REIT PROPERTIES III, LLC, a Delaware limited liability company ("Guarantor"), hereby (i) acknowledges that it has read, reviewed with counsel and agrees to the terms, conditions, provisions and modifications of the Modification Agreement and the transactions contemplated thereby, (ii) reaffirms the full force and effectiveness of that certain Payment Guaranty Agreement dated as of November 2, 2020 (the "Payment Guaranty") executed by Guarantor in favor of Agent and Lenders in connection with the Loan, and that certain Recourse Carve-Out Guaranty Agreement dated as of November 2, 2020 (the "Recourse Carve-Out Guaranty" and collectively with the Payment Guaranty, the "Guaranty") executed by Guarantor in favor of Agent and Lenders, as each may be modified by the Modification Agreement, (iii) agrees that Guarantor's obligations under the Guaranty shall remain unaffected by the Modification Agreement and that all references in the Guaranty to (a) the Loan Documents shall include (without limitation) the Modification Agreement, and (b) any particular Loan Document shall mean such Loan Document as modified by the Modification Agreement, and (iv) agrees that Guarantor's obligations under the Guaranty are separate and distinct from those of Borrower with respect to the Loan.
[Signature on Following Page]
Guarantor Consent

GUARANTOR:
KBS REIT PROPERTIES III, LLC
a Delaware limited liability company
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer
[Signature Page to Guarantor Consent]